EXHIBIT 99.1
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                      NUCLEUS ANNOUNCES FOURTH ACQUISITION

Chicago, IL
(June 17, 1999)

Nucleus, Inc. (NASDAQ OTC-BB: NCLS) today announced the acquisition of Chicago based Young Data Systems, a build/configure to order computer firm. Terms of the transaction were not disclosed.

Nucleus CEO John Paulsen said: "The acquisition of YDS enables us to offer our customers a Nucleus-branded desktop and server product. We are seeing a greater acceptance of this white box by small and medium sized businesses. By adding a white box to our product mix, we complement our firm's information technology and communications consulting orientation."

Headquartered in Chicago, Nucleus (www.enucleus.com), is a Convergent Solution Provider ("CSP"), leveraging the Internet as the platform to deliver information technology and communications.

THE INFORMATION CONTAINED IN THIS PRESS RELEASE, INCLUDING ANY "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 CONTAINED HEREIN, SHOULD BE REVIEWED IN CONJUNCTION WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY, COPIES OF WHICH ARE AVAILABLE FROM THE COMPANY UPON REQUEST. SUCH PUBLICLY AVAILABLE INFORMATION SETS FORTH MANY RISKS AND UNCERTAINTIES RELATED TO THE COMPANY'S BUSINESS AND SUCH STATEMENTS, INCLUDING RISKS AND UNCERTAINTIES RELATED TO THAT ARE UNPREDICTABLE AND OUTSIDE OF THE INFLUENCE AND/OR CONTROL OF THE COMPANY.

Contact:  Ted Hartley,
Executive Vice President & CFO, Nucleus, Inc.
312-683-9000